UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2012 (September 26, 2012)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2012, in connection with its previously announced private offering, TICC Capital Corp. (“TICC”, “Company”, “we” or “our”) issued $105 million in aggregate principal amount of 7.50% Convertible Senior Notes due 2017 (the “Notes”) under an indenture, dated as of September 26, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Notes will mature on November 1, 2017, unless previously converted in accordance with their terms. The Notes will be general unsecured obligations of TICC, will rank equally in right of payment with TICC’s existing and future senior unsecured debt, and will rank senior in right of payment to any potential subordinated debt, should any be issued in the future.

The interest rate on the Notes is 7.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2013.  As described in the Indenture, holders may convert their Notes at any time on or prior to the close of business on the business day immediately preceding the maturity date at an initial conversion rate of 87.2448 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $11.46 per share). The conversion rate will be subject to adjustment in certain events.

Upon conversion, unless a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder will receive a separate cash payment with respect to the Notes surrendered for conversion representing accrued and unpaid interest to, but not including the conversion date. Any such payment will be made on the settlement date applicable to the relevant conversion on the Notes.

No holder of Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of our common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of our common stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of Notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of 5.0% or more of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any “fundamental change” (as defined in the Indenture).

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture contains certain events of default, the occurrence of which may lead to the Notes being due and payable immediately.  The events of default contained in the Indenture include, without limitation, the following: failure by the Company to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days; failure by the Company to pay principal of the Notes when due at the maturity date, or failure by the Company to pay the repurchase price payable, in respect of any Notes when due; failure by the Company to deliver shares of common stock upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion; failure by the Company to issue a “fundamental change company notice” (as defined in the Indenture) on a timely basis in accordance with the Indenture; failure to pay principal when due (whether at stated maturity or otherwise), or an uncured default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its “significant subsidiaries” (as defined in the Indenture) in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent); default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any Note (other than certain covenants or warranties as described in the Indenture), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” (as defined in the Indenture); and certain events in bankruptcy, insolvency or reorganization of the Company or its “significant subsidiaries” (as defined in the Indenture).

The foregoing summary of the Indenture set forth above is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to Barclays Capital Inc. as representative of the initial purchasers (“Initial Purchasers”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in a Purchase Agreement.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

The Company issued a press release on September 26, 2012 relating to the issuance of the Notes. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 26, 2012, by and
between TICC Capital Corp. and The Bank of New
York Mellon, as Trustee

4.2	Form of Global Note 7.50% Convertible Senior
Note Due 2017 (included as part of Exhibit 4.1)

99.1	Press Release, dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012	TICC CAPITAL CORP.

By: /s/ Saul B. Rosenthal
Saul B. Rosenthal
President

Index to Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of September 26, 2012, by and between TICC Capital Corp. and The Bank of New York Mellon, as Trustee

4.2	Form of Global Note 7.50% Convertible Senior Note Due 2017 (included as part of Exhibit 4.1)

99.1	Press Release, dated September 26, 2012